                                                                                                                       Security Class

                                                                                                                       Holder Account Number

                                                                                                                                                                                                                                                                                                       Please print in ink. Print in CAPITAL letters inside the grey areas as  shown in this example.

Form of Proxy for Class B Common Shares - Annual and Special Meeting to be held on June 10, 2003

Notes to Proxy

1. Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxy holder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxy holder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.

1-877-785-2698

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER                PROXY ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 p.m., Toronto time, on June 9, 2003.

THANK YOU

This Form of Proxy is solicited by and on behalf of Management

Appointment of Proxyholder
I/We being holder(s) of Dundee Bancorp Inc. hereby appoint(s): Ned Goodman, the President and Chief Executive Officer of the Corporation, or failing him, Garth A.C. MacRae, the Vice Chairman of the Corporation,		Print the name of the person you are appointing if this person is someone other than the foregoing designated officers.

OR

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Dundee Bancorp Inc. to be held in the Concert Hall of the Fairmont Royal York Hotel, 100 Front Street West, Toronto, Ontario on June 10, 2003 at 4:00 p.m. (Toronto time) and at any adjournment thereof.

1. Election of Directors

The election of the persons nominated as directors as listed in the Management Proxy Circular;

FOR all nominees:

WITH HOLD vote for all nominees:

2. Appointment of Auditors
Appointment of Ernst & Young LLP, Chartered Accountants, as the auditor of the Corporation to hold office until the next annual meeting of shareholders or until a successor is appointed and authorizing the directors of the Corporation to fix the remuneration of the auditor;

3. Resolution

Management recommends a vote FOR the following special resolution. Please read the special resolution in full in the accompanying Management Proxy Circular.
The special resolution authorizing the change of name of the Corporation to Dundee Corporation.

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

           Signature(s)                                                                                                                                                           Date - Day Month Year